Exhibit 10.19
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

AMENDMENT NO. 21 TO MASTER SERVICES AGREEMENT

This Amendment No. 21 (“Amendment”) is dated and effective on October 1, 2024 (“Amendment Effective Date”) by and between Block, Inc., a Delaware corporation, whose principal address is 1955 Broadway, Suite 600. Oakland, CA 94612 (“Client”) and Marqeta, Inc., a Delaware corporation, whose principal address is 180 Grand Avenue, 6th Floor, Oakland, CA 94612 (“Marqeta”), and amends the Master Services Agreement between Client and Marqeta dated April 19, 2016, as amended (“Agreement”). Capitalized terms that are not defined in this Amendment are defined in the Agreement.

1.SMS Step-Up Verification Services. Marqeta will provide the following additional Services for Client’s Cash App Program, and the below is added to the Agreement as a new subsection (vi) of Section (c) entitled, “Cash App Program Fees,” of Schedule D to the Agreement, which was added to the Agreement in Amendment No. 12, dated March 13, 2021:

(vi)    SMS Step-Up Verification Service Fees. The table below sets forth the SMS Step-Up Verification Fee to be charged for the Cash App Card Program.

Item	Unit	Fee
SMS Step-Up Verification Service	[***]	[***]

2.SMS Step Up Verification Service Terms. For the Services being added to the Agreement in Section 1 of this Amendment above, the following terms and conditions apply:

●Client has obtained, and will obtain, any and all consents from its Cardholders required by Applicable Law and Card Brand Rules to receive SMS text messages relating to the Card Program for any and all Cardholders that opt to receive the SMS text messages through the Service provided by Marqeta.

●Client has notified and disclosed to its Cardholders, who opt in to receive the SMS text messages through the Service provided by Marqeta, that text messaging and data fees and costs may apply to the SMS text messages that Cardholders receive through the Service provided by Marqeta.

●Client is responsible for making any and all changes to program materials, flows, and end user disclosures related to the SMS text messages that Cardholders receive through the Service provided by Marqeta necessary to comply with Applicable Law, Card Brand Rules, and Issuing Bank requirements.
3.Notification of Fee Adjustment. Marqeta shall provide written notice to the Client of any changes to the fees for the SMS Step-Up Verification Service.

4.Effectiveness of Pricing Changes. Any changes to pricing or fees in the Agreement, reflected in this Amendment, will be effective on the first day of the calendar month following the Amendment Effective Date.

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

5.Limited Addendum. This Amendment and the Agreement set forth the Parties’ entire agreement with respect to the subject matter of this Amendment. This Amendment incorporates by reference the terms of the Agreement as if fully set forth in this Amendment, and the specific terms and conditions in this Amendment govern, control, and supersede the Agreement solely with respect to the subject matters covered in this Amendment.

6.Counterparts. This Amendment may be executed by the Parties electronically and in counterparts.
This Amendment has been signed by the Parties or their duly authorized representatives as of the Amendment Effective Date.

Marqeta, Inc. By: /s/ Todd Pollak Print: Todd Pollak Title: Chief Revenue Officer Date: October 1, 2024	Client By: /s/ [***] Print: [***] Title: Head of Issuing Date: October 4, 2024